                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                                  IXNET, INC.


     Section 1.  Name. The name of the corporation is IXnet, Inc. (the
                 ----
"Corporation").

     Section 2.  Registered Office and Agent. The address of the Corporation's
                 ---------------------------
registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     Section 3.  Purpose. The nature of the business and purpose or purposes to
                 -------
be conducted or promoted by the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     Section 4.  Authorized Stock. The total number of shares of stock which the
                 ----------------
Corporation shall have authority to issue is one hundred million (100,000,000), all of which shares shall be common stock, par value one cent ($0.01) per share (the "Common Stock").

     Section 5.  Board of Directors.
                 ------------------

          (a)    Number of Directors.  The total number of directors which shall
                 -------------------
     constitute the whole board of directors shall be determined in accordance with the By-laws of the Corporation, but shall not be less than three (3) nor more than eleven (11).

          (b)    Written Ballot.  Unless and to the extent that the By-laws so
                 --------------
     provide, elections of directors need not be by written ballot.

     Section 6.  Limitation of Director Liability.
                 --------------------------------

          (a)    Limitation. A director of the Corporation shall not be
                 ----------
     personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

          (b)    No Retroactive Changes. Any amendment, termination or repeal of
                 ----------------------
     this Section 6 or any provisions hereof shall not adversely affect or diminish in any way any right or protection of a director of the Corporation existing with respect to any act or omission occurring prior to the time of the final adoption of such amendment, termination or repeal.

          (c)    Amendment of this Section. In addition to any requirements of
                 -------------------------
     law or of any other provisions of this Certificate of Incorporation, the affirmative vote of the holders of not less than seventy percent (70%) of the total number of votes eligible to be cast by the holders of all outstanding shares of Common Stock entitled to vote thereon shall be required to amend, alter, rescind or repeal any provision of this Section 6.

     Section 7. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
(S)291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
(S)279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     Section 8.  Business Combinations with Interested Stockholders.  The
                 --------------------------------------------------
Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

     Section 9.  Amendments.
                 ----------

          (a)    Amendments of Certificate of Incorporation.  In addition to any
                 ------------------------------------------
     affirmative vote required by applicable law, any alteration, amendment, repeal or rescission (collectively, any "Change") of any provision of this Certificate of Incorporation must be approved by the Board of Directors and by the affirmative vote of the holders of a majority (or such greater proportion as may otherwise be required pursuant to any specific provision of this Certificate of Incorporation) of the total votes eligible to be cast by the holders of all outstanding shares of Common Stock entitled to vote thereon. Except as may otherwise be provided in this Certificate of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation and to add or insert herein any other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Section 9(a).

          (b)  Amendments of By-laws.  In furtherance and not in limitation of
               ---------------------
     the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, rescind or repeal from time to time any of the By-laws of the Corporation in accordance with the terms thereof; provided, however, that any By-Law made by the Board of Directors may be altered, amended, rescinded or repealed in accordance with the terms thereof by the holders of a majority of the shares of Common Stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose. Notwithstanding the foregoing, any provision of the By-laws that contains a supermajority voting requirement shall only be altered, amended, rescinded or repealed by a vote of the Board of Directors or holders of shares of Common Stock entitled to vote thereon that is not less than the supermajority specified in such provision.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, having been duly adopted and declared advisable by the board of directors of the Corporation at a telephonic meeting held on June 30, 1999, at which a quorum was present and acting throughout, in accordance with Sections 242 and 245 of the Delaware General Corporation Law ("DGCL"), and approved and adopted by written consent of the sole shareholder, in lieu of a meeting, in accordance with Section 228 of the DGCL, has been duly executed by the Chief Executive Officer this 1st day of July, 1999.


                              IXNET, INC.


                              By:  /s/ David A. Walsh
                                   -------------------------------------------
                                       David A. Walsh, Chief Executive Officer